Exhibit 4.2

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

(“Great-West”)

A Stock Company

[8515 East Orchard Road	Greenwood Village, CO 80111]

For service, call [1-800-537-2033 (extension 73343)]

APPLICATION FOR GROUP ANNUITY CONTRACT

SECTION A. PLAN SPONSOR

NAME OF PLAN SPONSOR				FEDERAL TAX ID #

ADDRESS				SITUS

STREET	CITY	STATE	ZIP CODE
TELEPHONE #	FAX #			TYPE OF ENTITY:
[☐ Church] [☐ Public School]
[☐ Government] [☐ 501(c)(3) ] [☐ S Corp]
[☐ Corporation] [☐ Partnership] [☐ LLC]
[☐ Sole Proprietorship] [☐ Other ]

FULL LEGAL NAME OF PLAN

SECTION B. CONTRACTHOLDER

NAME OF CONTRACHOLDER, IF DIFFERENT THAN THE PLAN SPONSOR				[FEDERAL TAX ID #, if applicable

ADDRESS				SITUS, if applicable

STREET	CITY	STATE	ZIP CODE
TELEPHONE #	FAX #]			TYPE OF ENTITY:
[☐ Bank] [☐ Trust Company]
[☐ Individual(s)] [☐ Other ]

SECTION C. PLAN INFORMATION

[☐ 401(a) Plan] [☐ ERISA] [☐ Non-ERISA]				[☐ 457(b) Governmental Plan]
[☐ 401(k) Plan] [☐ ERISA] [☐ Non-ERISA]				[☐ ]
[☐ 403(b) Plan] [☐ ERISA] [☐ Non-ERISA]

SECTION D. COVERED FUND

[☐ Maxim SecureFoundationSM Balanced Portfolio]
[☐ Maxim SecureFoundationSM Lifetime Portfolios]
[☐ ]

SECTION E. AGREEMENT AND SIGNATURES

AGREEMENT:

By signing this Application, Plan Sponsor and Contractholder, if different than Plan Sponsor, understand, accept, and otherwise agree to the provisions of the attached Group Annuity Contract, certify and otherwise represent that the information contained on this application is true and correct to the best of their knowledge, and agree to notify Great-West of any changes to the information provided above.  Please refer to page 2 of this Application for applicable fraud warnings.

Signature of Plan Sponsor	Date	Signature of Contractholder	Date
if different than Plan Sponsor

Title		Title

FRAUD NOTICE

NOTICE:  Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines, confinement in prison, and denial of insurance benefits, depending upon state law.

STATE INSURANCE FRAUD WARNINGS

Notice to AR, KY, LA, NM, OH and PA residents only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to CO residents only: FRAUD WARNING:  It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies

Notice to DC residents only: WARNING: it is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines.  In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to MD residents only: WARNING:  Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Notice to ME, TN, VA and WA residents only:  It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company.  Penalties include imprisonment, fines and denial of insurance benefits.

Notice to NJ residents only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Notice to OK residents only: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.